UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 8, 2022

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive
Spring, Texas 77389
(Address of principal executive office) (Zip Code)

(832) 796-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The description of the Amended and Restated Credit Agreement (as defined below) in Item 2.03 is incorporated into this item by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

To the extent required, the disclosure in Item 2.03 is incorporated into this item by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Credit Agreement

On April 8, 2022, Southwestern Energy Company (“SWN”) entered into that certain Amended and Restated Credit Agreement (the “Credit Agreement”) by and among SWN, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent, with an aggregate maximum revolving credit amount of $3.5 billion, corresponding borrowing base of $3.5 billion, and aggregate elected commitments of $2.0 billion. The Credit Agreement, which amends and restates SWN’s prior credit agreement, has a term of five years from the effective date of April 8, 2022.

Certain features of the facility depend on whether SWN has obtained zero, one or two of the following ratings: (a) with respect to S&P, an unsecured long-term debt credit rating (an “Index Debt Rating”) of BBB- or higher or (b) with respect to Moody’s, an Index Debt Rating of Baa3 or higher, or (c) with respect to Fitch, an Index Debt Rating of BBB- or higher (each of the foregoing an “Investment Grade Rating”).

Initially, the obligations under the Credit Agreement are guaranteed by certain of SWN’s subsidiaries (the “Guarantors”), and the facility is secured by substantially all of the assets owned by the SWN and the Guarantors. The amount available to be borrowed under the Credit Agreement is subject to a borrowing base that is redetermined semi-annually each April 1 and October 1 by the lenders in their sole discretion. The Credit Agreement contains restrictive covenants that limit SWN’s ability to, among other things: (i) incur additional indebtedness; (ii) make investments; (iii) enter into mergers; (iv) make or declare dividends; (v) repurchase or redeem junior debt; (vi) enter into certain hedges; (vii) incur liens; (viii) sell assets; and (ix) engage in certain transactions with affiliates. The Credit Agreement requires SWN to maintain compliance with the following financial ratios (“Financial Covenants”): (A) a current ratio, which is the ratio of SWN’s consolidated current assets (including unused commitments under the Credit Agreement but excluding certain non-cash assets) to its consolidated current liabilities (excluding the current portion of long-term debt and non-cash derivative liabilities), of not less than 1.0 to 1.0; and (B) a net leverage ratio, which is the ratio of total funded debt (less unrestricted cash up to a specified threshold and certain other amounts) to consolidated EBITDAX (as defined in the Credit Agreement) for the prior four fiscal quarters, of not greater than 4.0 to 1.0.

Upon receiving one Investment Grade Rating from either S&P or Moody’s, repayment in full of the term loan obligations under SWN’s Term Loan Agreement dated December 21, 2022, and delivering a certification to the administrative agent (the period beginning at such time, an “Interim Investment Grade Period”), amongst other changes, (i) the Guarantors may be released from their guarantees, (ii) the collateral under the facility will be released, (iii) the facility will no longer be subject to a borrowing base, and (iv) certain title and collateral-related covenants will no longer be applicable. SWN will be required to maintain compliance with the existing Financial Covenants as well as a PV-9 coverage ratio of the net present value, discounted at 9% per annum, of the estimated future net revenues expected in the Proved Reserves to SWN’s total indebtedness as of such date of not less than 1.5 to 1.0 (“PV-9 Coverage Ratio”). If during the Interim Investment Grade Period, SWN receives both (a) an Index Debt rating from Moody’s that is Ba2 or lower and (b) an Index Debt rating from S&P that is BB or lower, the Interim Investment Grade Period will end, and the facility will revert to its characteristics prior to the Interim Investment Grade Period, including being guaranteed by the Guarantors, being secured by collateral and being subject to a borrowing base, as well as limited to compliance with the Financial Covenants but not the PV-9 Coverage Ratio.

Upon receiving two Investment Grade Ratings from S&P, Moody’s, or Fitch (such period following, an “Investment Grade Period”), certain restrictive covenants fall away or become more permissive. During the Investment Grade Period, the Credit Agreement will contain restrictive covenants that limit SWN’s ability to, among other things: (i) incur secured debt or have non-Guarantor subsidiaries incur indebtedness; (ii) enter into mergers; (iii) make or declare dividends when a default exists; (iv) incur liens; and (v) engage in certain transactions with affiliates. Upon the occurence of the Investment Grade Period, the Financial Covenants and PV-9 Coverage Ratio will no longer be effective and SWN will be required to maintain compliance with a total indebtedness to capitalization ratio, which is the ratio of SWN’s total indebtedness to the sum of SWN’s total indebtedness plus stockholders’ equity, not to exceed 65%.

Borrowings under the Credit Agreement may be base rate loans, daily simple SOFR loans or term SOFR loans. Interest is payable quarterly for base rate loans, weekly for daily simple SOFR loans and at the end of the applicable interest period for term SOFR loans. Daily simple SOFR loans bear interest at daily simple SOFR plus an applicable margin ranging from (i) prior to an Interim Investment Grade Period, 175 to 275 basis points, depending on the percentage of the commitments utilized, plus an additional 10 basis point credit spread adjustment and (ii) during an Interim Investment Grade Period or Investment Grade Period, 125 to 187.5 basis points, depending on SWN’s Index Ratings, plus an additional 10 basis point credit spread adjustment. Term SOFR loans bear interest at term SOFR plus an applicable rate ranging from (i) prior to an Interim Investment Grade Period, 175 to 275 basis points, depending on the percentage of the commitments utilized, plus an additional 10 basis point credit spread adjustment and (ii) during an Interim Investment Grade Period or Investment Grade Period, 125 to 187.5 basis points, depending on SWN’s Index Ratings, plus an additional 10 basis point credit spread adjustment. Base rate loans bear interest at a rate per annum equal to the greatest of: (i) the prime rate; (ii) the federal funds effective rate plus 50 basis points; and (iii) the adjusted term SOFR rate for a one-month interest period plus 100 basis points, plus an applicable margin ranging from (A) prior to an Interim Investment Grade Period, 75 to 175 basis points, depending on the percentage of the commitments utilized and (B) during an Interim Investment Grade Period or Investment Grade Period, 25 to 87.5 basis points, depending on SWN’s Index Ratings. SWN also pays a commitment fee on unused commitment amounts under its facility of a range of (i) prior to an Interim Investment Grade Period, 37.5 to 50 basis points, depending on the percentage of the commitments utilized, and (ii) during an Interim Investment Grade Period or Investment Grade Period, 15 to 27.5 basis points, depending on SWN’s Index Ratings. SWN may repay any amounts borrowed prior to the maturity date without any premium or penalty.

The above description of the Credit Agreement is a summary and is not complete. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Credit Agreement set forth therein.

Item 7.01.	Regulation FD Disclosure.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, except as set forth by specific reference in such filing.

On April 12, 2022, the Company issued a press release announcing the entry into the Amended and Restated Credit Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated April 8, 2022 among Southwestern Energy Company, JPMorgan Chase Bank, N.A., as Administrative Agent and the lenders from time to time party thereto.

99.1	Press Release of Southwestern Energy Company, dated April 12, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: April 12, 2022	By:	/s/ Carl F. Giesler, Jr.
Name: Carl F. Giesler, Jr.
Title: Executive Vice President and Chief Financial Officer